As filed with the Securities and Exchange Commission on March 25, 2006

Registration No. 333-88188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAUL MUELLER COMPANY (exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation or organization)	44-0520907 (I.R.S. Employer Identification No.)

1600 WEST PHELPS P O BOX 828 SPRINGFIELD, MISSOURI (Address of Principal Executive Offices)	65801-0828 (Zip Code)

PAUL MUELLER COMPANY NON-EMPLOYEE DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN (full title of the Plan)

DONALD E. GOLIK
SENIOR VICE PRESIDENT AND CFO
PAUL MUELLER COMPANY
1600 WEST PHELPS STREET -- P.O. BOX 828
SPRINGFIELD, MISSOURI 65801-0828
(417) 831-3000
(address, including zip code, and telephone number, including area code, of agent for service)

Copy to: James W. Kapp, Jr., Esq. Spencer Fane Britt & Browne LLP 1000 Walnut Street -- Suite 1400 Kansas City, Missouri 64106-2140 (816) 292-8141

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-88188) (the "Registration Statement") of Paul Mueller Company (the "Company") pertaining to 60,000 shares of the Company's common stock, par value $1.00 per share, which was filed with the Securities and Exchange Commission (the "Commission") and became effective on May 14, 2002.  The Registration Statement registered 60,000 shares of common stock for sale pursuant to the Company's Non-Employee Director Stock Option and Restricted Stock Plan.

On January 3, 2005, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on the 25th day of March, 2005.

PAUL MUELLER COMPANY /S/ DONALD E. GOLIK Name: Donald E. Golik Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

S I G N A T U R E S	T I T L E	D A T E
/S/ DANIEL C. MANNA Daniel C. Manna	President and Chief Executive Officer (Principal Executive Officer) and Director	March 25, 2005
/S/ DONALD E. GOLIK Donald E. Golik	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, and Director	March 25, 2005
/S/ DAVID T. MOORE David T. Moore	Chief Information Officer and Director	March 25, 2005
/S/ DONALD E. GOLIK William R. Patterson *	Director	March 25, 2005
*By: /S/ DONALD E. GOLIK Donald E. Golik (Attorney-in-Fact)		March 25, 2005